INTEGRITY LIFE INSURANCE COMPANY

GUARANTEED LIFETIME WITHDRAWAL BENEFIT RIDER

This Guaranteed Lifetime Withdrawal Benefit Rider (referred to as GLWB or Rider) has been issued to you and made a part of your Contract as of the Guaranteed Lifetime Withdrawal Benefit (GLWB) Effective Date stated on the GLWB Rider Schedule Page. This Rider is subject to all the exclusions, definitions and provisions of the Contract to which it is attached. If any provisions contained in this Rider are inconsistent with those of the Contract, the Rider provisions will control. Capitalized terms not defined in this Rider or on the GLWB Rider Schedule Page have the meanings assigned to them in the Contract or related Riders or Endorsements.
The purpose of this guaranteed lifetime withdrawal benefit is to provide security through a stream of periodic income payments to the Owner. This benefit will terminate upon assignment or a change in ownership of the Contract unless the assignee or new Owner meets the qualifications specified in the Termination section of this Rider.

The Benefit
This Rider guarantees that you can receive an amount equal to the Lifetime Payout Amount (LPA) each Contract Year after the LPA Eligibility Date, regardless of Account Value, for the life of the Primary Annuitant. This guarantee will terminate without value when this Rider terminates as described in the Termination section of this Rider.

Lifetime Payout Amount (LPA)
The LPA is the amount we guarantee you can receive each Contract Year after the LPA Eligibility Date for the life of the Primary Annuitant. The LPA Eligibility Date is the first Contract Anniversary on or after the Primary Annuitant attains the LPA Age shown on the GLWB Rider Schedule Page. If the GLWB Effective Date is on or after the date the Primary Annuitant attains the LPA Age, the LPA Eligibility Date is the GLWB Effective Date. The LPA is equal to the applicable Withdrawal Percentage, as shown on the GLWB Rider Schedule Page, multiplied by the Payment Base, as defined in the Payment Base section of this Rider. The applicable Withdrawal Percentage is based on the Primary Annuitant's age and is established on the date of the first withdrawal from the Contract on or after the LPA Eligibility Date.
Any portion of LPA not taken during a Contract Year is not available in any subsequent Contract Year.
If immediately after an additional Contribution, Bonus, or Step-Up occurring on or after the LPA Eligibility Date, the Withdrawal Percentage multiplied by the Payment Base is greater than the existing LPA, we will increase the LPA so that it equals the greater amount.
If a Nonguaranteed Withdrawal, as defined in the Nonguaranteed Withdrawal section of this Rider, is taken on or after the LPA Eligibility Date, we will decrease the LPA so that it equals the Withdrawal Percentage multiplied by the reduced Payment Base.

ICC21 IR.19 2104	Page 1

Bonus
If you do not take any withdrawals during a Contract Year within the Bonus Period shown on the GLWB Rider Schedule Page, we will increase your Bonus Base as of the Annual Processing Date, as defined in the Annual Processing Date section of this Rider, for that Contract Year. The amount of the Bonus will be equal to the Bonus Percentage shown on the GLWB Rider Schedule Page, multiplied by:
1)    total Contributions; less
2)    total withdrawals, including any Withdrawal Charges.

Bonus Base
On any day until a Bonus is applied, the Bonus Base is equal to:
1)    the Account Value on the GLWB Effective Date; plus
2)    additional Contributions; less
3)    Adjusted Nonguaranteed Withdrawals, as described on the GLWB Rider Schedule Page.

On any day after a Bonus is applied, but before a subsequent Bonus is applied, the Bonus Base is equal to:
1)    the Bonus Base immediately before such Bonus is applied; plus
2)    the subsequent Bonus amount; plus
3)    additional Contributions received after the date of such Bonus; less
4)    Adjusted Nonguaranteed Withdrawals taken after the date of such Bonus.

Step-Up
If your Account Value is greater than the Step-Up Base on an Annual Processing Date during the Step-Up Period shown on the GLWB Rider Schedule Page, we will increase your Step-Up Base to equal the Account Value as of that date. The amount of the increase is the Step-Up amount. No Step-Ups will be applied after the effective date of a Rider Fee Percentage increase that you have rejected as described in the Rider Fee section of this Rider.

Step-Up Base
On any day until a Step-Up is applied, the Step-Up Base is equal to:
1)    the Account Value on the GLWB Effective Date; plus
2)    additional Contributions; less
3)    Adjusted Nonguaranteed Withdrawals.
On any day after a Step-Up is applied, but before a subsequent Step-Up is applied, the Step-Up Base is equal to:
1)    the Step-Up Base immediately before such Step-Up is applied; plus
2)    the subsequent Step-Up amount; plus
3)    additional Contributions received after the date of such Step-Up; less
4)    Adjusted Nonguaranteed Withdrawals taken after the date of such Step-Up.

ICC21 IR.19 2104	Page 2

Annual Processing Date
The Annual Processing Date for any Contract Year is the last day of the Contract Year. If a withdrawal is taken on an Annual Processing Date we will process the withdrawal first; we will then reduce your Account Value by any applicable fees charged under your Contract; we will then calculate Bonuses and Step-Ups, if any. If the Annual Processing Date is not a Business Day, the Account Value for the purpose of the Step-Up is determined on the next Business Day after the Annual Processing Date.

Payment Base
The Payment Base is the total dollar amount we use to calculate your LPA. The Payment Base is always equal to the greater of the Bonus Base or Step-Up Base. The Payment Base cannot be withdrawn in a lump sum and is not payable as a death benefit.

Nonguaranteed Withdrawals
If a withdrawal is taken prior to the LPA Eligibility Date, the entire amount of that withdrawal (including Withdrawal Charges, if any) is a Nonguaranteed Withdrawal. If a withdrawal is taken on or after the LPA Eligibility Date, the amount of that withdrawal (including Withdrawal Charges, if any) by which the sum of withdrawals during that Contract Year exceeds the current LPA is a Nonguaranteed Withdrawal.

Each Nonguaranteed Withdrawal will decrease the Bonus Base and Step-Up Base, and therefore the Payment Base, by an amount equal to the Adjusted Nonguaranteed Withdrawal. As a result, Nonguaranteed Withdrawals will also decrease or eliminate your LPA.
If the amount withdrawn is greater than the Free Withdrawal amount but does not result in a Nonguaranteed Withdrawal, any applicable Withdrawal Charges will be waived. If the amount withdrawn is greater than the Free Withdrawal amount and results in a Nonguaranteed Withdrawal, Withdrawal Charges, if any, will be applied.
Taking Nonguaranteed Withdrawals could reduce the future benefits by more than the dollar amount taken. You may not receive the intended benefit of this Rider if you take Nonguaranteed Withdrawals.

Guaranteed Payment Phase (GPP)
During the GPP, you will receive an amount equal to your LPA each Contract Year. As of the date the GPP begins, any unused LPA for that Contract Year will be paid to you in a lump sum.
The Contract will enter the GPP on or after the LPA Eligibility Date, but before the Maximum Retirement Date, as of the date the Account Value reduces to zero by means other than a Nonguaranteed Withdrawal, if the Payment Base is greater than zero.
On the Maximum Retirement Date, if you elect to receive, or continue to receive, your LPA under an LPA Annuity Option, as defined on the GLWB Rider Schedule Page, we will set your Account Value to zero. The Contract will then enter the GPP.
After the Contract enters the GPP, your only rights under the Contract will be those described in this section and the Termination section. All other rights, benefits, values and charges under the Contract and this Rider will terminate. The GPP will continue until the death of the Primary Annuitant, except that the GPP will end and payments will cease if this Rider terminates during the GPP prior to the death of the Primary Annuitant.

Parties
The Owner and Primary Annuitant must be the same person. A Joint Owner is not allowed while this Rider is in effect. While this Rider is in effect, any Contingent Annuitant designation under the Contract is null and void.

ICC21 IR.19 2104	Page 3

Additional Contributions
An additional Contribution must satisfy the Minimum Additional Contribution and Maximum Contribution Limits requirements shown on the GLWB Rider Schedule Page. You may not make additional Contributions after the Maximum Contribution Age shown on the GLWB Rider Schedule Page.

Rider Fee
The Rider Fee Calculation is described on the GLWB Rider Schedule Page. We do not deduct the Rider fee during the GPP.
We may increase the Rider Fee Percentage subject to the Maximum Annual Rider Fee Percentage shown on the GLWB Rider Schedule Page. We will give you prior written notice of the Rider Fee Percentage increase and an opportunity to reject the increase. If you reject the increase by written notice to us, you will not receive any Step-Ups that would otherwise take place after the effective date of the Rider Fee Percentage increase. Your decision to reject an increase is irrevocable.

Right to Cancel You may cancel this Rider during any Optional Termination Window stated on the GLWB Rider Schedule Page by sending written notice to us.
GLWB Investment Strategies
While this Rider is in effect, your Account Value must be completely allocated to one of the GLWB Investment Strategies shown on the GLWB Rider Schedule Page, which are a subset of the Variable Account Options under your Contract. Your Contributions will be allocated to Subaccounts within the GLWB Investment Strategy you choose according to your designated Subaccount allocation percentages. We will periodically rebalance these Subaccounts according to the Rebalancing Frequency stated on the GLWB Rider Schedule Page. Any change to your choice of GLWB Investment Strategy or your Subaccount allocations are subject to the Restrictions on GLWB Investment Changes described on the GLWB Rider Schedule Page. We will notify you in writing if the restrictions or limitations on investment options or allocations should change.

While this Rider is in effect, withdrawals must be taken from the Subaccounts on a pro-rata basis.
Subject to required approvals by federal and state authorities, we reserve the right to add, close, restrict, eliminate or substitute GLWB Investment Strategies or Subaccounts within the GLWB Investment Strategies at any time.

Report
At least annually, we will provide a report that contains the following:
before the first LPA is taken, the Payment Base and LPA as of the earliest possible withdrawal date; and
after the first LPA is taken, the LPA.
The report may also contain additional information.

ICC21 IR.19 2104	Page 4

Termination
This Rider will terminate on the earliest of the following:
1. the date of the Annuitant’s death;
2. the date the Payment Base equals zero;
3. the date a Nonguaranteed Withdrawal reduces the Account Value to zero;
4. before the LPA Eligibility Date, the date charges reduce the Account Value to zero;
5. the date that ownership of the Contract is transferred or the Contract, or any benefits under the Contract, are assigned, unless:
a)the new Owner assumes full ownership of the contract and is essentially the same person as the current Owner (for example, a change to a court appointed guardian representing the Owner during the Owner’s lifetime), or
b)the assignment is temporary and solely for the purpose of effectuating a Partial Exchange;
6. the Maximum Retirement Date, unless the LPA Annuity Option applies;
7. the date you elect an annuity option other than the LPA Annuity Option;
8. the date we process cancellation of this Rider at your request;
9. the date you surrender the Contract.
Upon termination of this Rider, the Rider Fee shall be terminated. This Rider may not be reinstated after termination.

INTEGRITY LIFE INSURANCE COMPANY
Jill T. McGruder	Edward J. Babbitt	]
President	Secretary

ICC21 IR.19 2104	Page 5

GLWB RIDER SCHEDULE PAGE CONTRACT NUMBER [Contract number assigned by the company] ANNUITANT [Name of Annuitant]
GLWB EFFECTIVE DATE: [February 25, 2007]
LPA AGE: [60 years]
WITHDRAWAL PERCENTAGE:    Based on age of Primary Annuitant on the date of the first withdrawal from the Contract on or after the LPA Eligibility Date

Age of Primary Annuitant
Withdrawal Percentage

[0-59
n/a

60-64
3.75%

65-69
4.25%

70-74
4.75%

75-79
5.25%

80 and older
6.25%]
BONUS PERIOD:    The first [10] Annual Processing Dates following the GLWB Effective Date

BONUS PERCENTAGE:    Based on age of Primary Annuitant on the Annual Processing Date when the Bonus is calculated

Age of Primary Annuitant
Bonus Percentage

[64 or younger
3.75%

65-69
4.25%

70-74
4.75%

75-79
5.25%

80 and older
6.25%]

ICC21 IR.19 2104 SP	Page 1

ADJUSTED NONGUARANTEED WITHDRAWAL:

    The Adjusted Nonguaranteed Withdrawal amount is equal to:
1)the Nonguaranteed Withdrawal amount
2)multiplied by the greater of:
i.1.0; or
ii.Payment Base divided by Account Value, where both values are determined immediately before such Nonguaranteed Withdrawal. If the withdrawal includes all or a portion of your LPA, the Account Value will be reduced by such portion prior to this calculation.

STEP-UP PERIOD: [While this GLWB Rider is in effect]
LPA ANNUITY OPTION(S): [Life Only]
MINIMUM ADDITIONAL CONTRIBUTION: [$1,000]

MAXIMUM CONTRIBUTION LIMITS:

a.Prior written Company approval is needed for any Contribution in excess of [$1,000,000].
b.No Contribution may be accepted if it causes the cumulative Contributions to exceed [$3,500,000].
c.The Company may refuse to accept additional Contributions on a nondiscriminatory basis at any time.

MAXIMUM CONTRIBUTION AGE: [80]

RIDER FEE CALCULATION:    The Rider Fee Percentage is multiplied by the Payment Base as of the last day of each calendar [quarter] and divided by [four]. That amount is deducted from the Subaccounts on a pro-rata basis. If the GLWB Effective Date is other than the first day of a calendar [quarter], or the Rider terminates on other than the last day of a calendar [quarter], we will charge a pro-rata share of the Rider fee for the part of the calendar [quarter] the Rider was in effect.

RIDER FEE PERCENTAGE: [1.25%] The Rider Fee Percentage may increase up to the Maximum Annual Rider Fee Percentage at any time with prior written notice to you.
MAXIMUM ANNUAL RIDER FEE PERCENTAGE: [2.00%]
OPTIONAL TERMINATION WINDOW: The first [45] days of each Contract Year beginning on the [5th] Contract Anniversary

ICC21 IR.19 2104 SP	Page 2

GLWB RIDER
SCHEDULE PAGE

GLWB INVESTMENT STRATEGIES
[Strategy 1	100% in the Subaccounts listed below. You may select more than one of the Subaccounts, but they must add up to 100% and investment in any one Subaccount may not exceed the specified range. ]

[Fidelity VIP Freedom 2015]	[Fidelity VIP Freedom 2020]	[Fidelity VIP Freedom 2025]
[0-100%]	[0-100%]	[0-100%]

OR

[Strategy 2	100% in the Subaccounts listed below. You may select more than one of the Subaccounts, but they must add up to 100% and investment in any one Subaccount may not exceed the specified range. ]

[American Funds I.S. Managed Risk Asset Allocation]	[Fidelity VIP Target Volatility]	[TOPS Managed Risk Moderate Growth ETF]
[0-100%]	[0-100%]	[0-100%]

OR

[Strategy 3
100% in the Subaccounts listed below. The Subaccounts are defined in separate investment categories and these investment categories are grouped together for purposes of defining the minimum and maximum allocation percentages. ]

[30-60%]	[40-70%]	[0%-20%]	[0%-10%]
[Fixed Income]	[Core Equity]	[Non Core Equity]	[Alternative]

ICC21 IR.19 2104 SP	Page 3

[American Funds I.S. The Bond Fund of America BlackRock Total Return V.I. Fidelity VIP Bond Index Fidelity VIP Investment Grade Bond PIMCO VIT Total Return Touchstone VST Bond Fund]
[American Funds I.S. Capital Income Builder
American Funds I.S. Growth-Income
American Funds I.S. Managed Risk Asset Allocation
BlackRock Capital Appreciation V.I.
BlackRock Global Allocation V.I. Fund
Fidelity VIP Asset Manager
Fidelity VIP Balanced
Fidelity VIP Contrafund
Fidelity VIP Equity-Income
Fidelity VIP Growth
Fidelity VIP Index 500
Fidelity VIP Target Volatility
Fidelity VIP Total Market Index
Franklin Growth and Income VIP
Franklin Large Cap Growth VIP
Franklin Mutual Shares VIP
Invesco V.I. American Value
Invesco V.I. Comstock
TOPS Managed Risk Moderate Growth ETF
Touchstone VST Balanced Fund
Touchstone VST Common Stock Fund]

[American Funds I.S. Growth
Columbia VP Select Mid Cap Value
Columbia VP Small Cap Value
DWS Small Cap Index VIP
Fidelity VIP Disciplined Small Cap
Fidelity VIP Extended Market Index
Fidelity VIP Mid Cap
Franklin Small Cap Value VIP
Invesco V.I. American Franchise
Invesco V.I. Discovery Mid Cap Growth]

[International
American Funds I.S. Global Growth
American Funds I.S. New World
Fidelity VIP International Index
Fidelity VIP Overseas
Invesco V.I. International Growth
Morgan Stanley VIF Emerging Markets Debt
Morgan Stanley VIF Emerging Markets Equity
Templeton Foreign VIP
Templeton Global Bond VIP
Templeton Growth VIP]

[Morgan Stanley VIF U.S. Real Estate
PIMCO VIT All Asset
PIMCO VIT CommodityRealReturn Strategy
PIMCO VIT International Bond
PIMCO VIT Long-Term U.S. Government]
[High Yield
BlackRock High Yield V.I.
Fidelity VIP High Income
Franklin Income VIP]
[Short Duration
Fidelity VIP Government Money Market
PIMCO VIT Low Duration
PIMCO VIT Real Return]

ICC21 IR.19 2104 SP	Page 4

REBALANCING FREQUENCY: On the last day of each Certificate [quarter] beginning with the first Certificate [quarter] end after the GLWB Effective Date.
RESTRICTIONS ON GLWB INVESTMENT CHANGES:
    [1)    Each change of your Subaccount allocation or selection of a new GLWB Investment Strategy starts a [90]-day waiting period before you can make another Subaccount allocation change or select a new GLWB Investment Strategy.
    2)    You may not transfer amounts among Subaccounts other than by changing your Subaccount allocation. ]

ICC21 IR.19 2104 SP	Page 5